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                                                                    Exhibit 10.9



                       RESTRICTED STOCK PURCHASE AGREEMENT

        AGREEMENT (this "Agreement"), effective as of March 1, 2000 notwithstanding the date of signing, by SMALL BUSINESS INVESTMENT CORPORATION OF AMERICA, INC., an Oregon corporation (the "Company"), and VERN S. MORRIS, an individual and resident of Virginia ("Morris").

        For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                               PURCHASE OF SHARES

        1.1 PURCHASE AND SALE. On the terms and subject to the conditions set forth in this Agreement, the Company shall sell to Morris, and Morris shall purchase from the Company, 2,000 shares of the Company's no par value common stock (the "Shares").

        1.2 CONSIDERATION. For the Shares, Morris shall pay tangible or intangible property or benefit to the Company having a value of $100,000, payable $83,887.25 by services to be performed by December 31, 2000 and $16,112.75 by a promissory note in the form attached hereto as Exhibit A (the "Note"), as provided in this Agreement, in accordance with Oregon Revised Statutes, Section 60.147.

        1.3 CERTIFICATE FOR SHARES. When this Agreement and the Note become binding on the parties in accordance with their terms, the Shares shall be validly issued, fully paid, and nonassessable. However, if the services are not performed or the Note is not paid, the Shares may be canceled in whole or in part. Until the services are performed and the Note is paid, any certificate for the Shares may bear a legend restricting transfer or setting forth the cancelability of the Shares, and the Company may take any other action provided in Oregon Revised Statutes, Section 60.147(5).

                                    ARTICLE 2
                                   RESTRICTION

        2.1 RESTRICTION. When issued, all of the Shares shall be subject to a restriction because they shall be subject to the right of the Company to cancel them (the "Restriction"). Unless and until the Restriction lapses, Morris shall not transfer, assign, encumber, or otherwise dispose of the Shares or any interest in them. On demand of the Company, Morris shall surrender any certificate for the Shares for legending, escrow, or other arrangements designated by the Company to restrict the transfer of the Shares or for cancellation of the Shares in whole or in part.

        2.2 LAPSE OF RESTRICTION. The right of the Company to cancel 1,677.745 of the Shares shall lapse only if Morris completes the performance of the services described in Section 3.1 on or before 12:00 noon, Eastern Standard Time, December 31, 2000. The right of the Company to cancel the remaining
322.255 Shares shall lapse only if Morris pays the Note, with interest at the rate of six percent (6%) per annum on or before 12:00 noon, Eastern Standard Time, December 31, 2001, when the Note is due.





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        2.3     ADDITIONAL OR SUBSTITUTED SECURITIES. Until the Restriction
lapses as to any Shares, any new or additional securities that are issued with respect to such Shares, or for which they are substituted, converted, or exchanged, whether or not issued by the Company, shall immediately be subject to the Restriction and all other provisions of this Agreement. Ratable adjustments to the number of Shares subject to cancellation, as provided in Section 2.2, shall be made.

        2.4 CANCELLATION. Cancellation of any Shares by the Company hereunder shall be by notice to Morris and shall be effective when given. As to any Shares cancelled, neither Morris nor any transferee shall have any rights as a shareholder of the Company. Morris releases the Company and all persons associated with it from all claims or liabilities in connection with any cancelled Shares.

        2.5 DISTRIBUTIONS. Until the Restriction lapses as to any Shares, distributions in respect of such Shares may, in the option of the Company, be credited against the purchase price.

                                    ARTICLE 3
                                    SERVICES

        3.1 SERVICES. The Company hereby engages Morris, and Morris accepts the engagement, to provide services (the "Services") to the Company. The Services shall consist of planning, coordinating, establishing, and managing an investment education program, for the benefit of the Company, in conjunction with one or more recognized churches. Morris shall be deemed to have completed his performance of the Services at such time as a program with at least 500 members or having generated revenues of at least $100,000 to the Company has been established.

        3.2 INDEPENDENT CONTRACTOR. In performing the Services, Morris shall be an independent contractor and not an employee of the Company. Morris's only compensation for the Services shall be 1,677.745 cancelable Shares, as provided in Section 2.2.

                                    ARTICLE 4
                         OTHER RESTRICTIONS ON TRANSFER

        4.1 MORRIS REPRESENTATIONS. In connection with the issuance and acquisition of Shares under this Agreement, Morris hereby represents and warrants to the Company as follows:

               (a) Morris is acquiring and will hold the Shares for investment for his account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (the "Securities Act") and applicable state securities laws.

               (b) Morris understands that the Shares have not been registered under the Securities Act and that the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or Morris obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. Morris further acknowledges and understands that the Company is under no obligation to register the Shares.





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               (c)      Morris is aware of the adoption of Rule 144 by the
Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject only to the satisfaction of certain conditions. Morris acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

               (d) Morris will not sell, transfer, or otherwise dispose of the Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144.

               (e) Morris is a director of the Company. He has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Shares, and Morris has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Shares.

               (f) Morris is aware that his investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. Morris is able, without impairing his financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of his investment in the Shares.

        4.2 SECURITIES LAW RESTRICTIONS. The Company in its discretion may impose restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with this Agreement, the Securities Act, the securities laws of any state, or any other law.

                                    ARTICLE 5
                             SUCCESSORS AND ASSIGNS

        The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon Morris and Morris's legal representatives, heirs, legatees, distributees, assigns, and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions, and restrictions hereof.

                                    ARTICLE 6
                               NO RETENTION RIGHTS

        Nothing in this Agreement shall confer upon Morris any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary employing or retaining Morris) or of Morris, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.





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                                    ARTICLE 7
                                  TAX ELECTION

        The acquisition of the Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended. Morris acknowledges that it is his sole responsibility, and not the Company's, to file a timely election under
Section 83(b), even if Morris requests the Company or its representatives to make this filing on his behalf.

                                    ARTICLE 8
                                     LEGENDS

        In the discretion of the Company, all certificates for the Shares shall bear substantially the following legends:

        THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND VERN S. MORRIS. SUCH AGREEMENT GRANTS TO THE COMPANY THE RIGHT TO CANCEL THE SHARES UNDER CERTAIN CIRCUMSTANCES. THE SECRETARY OF THE COMPANY WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

        THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

                                    ARTICLE 9
                                     NOTICE

        Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to Morris at the address that he or she most recently provided to the Company.






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                                   ARTICLE 10
                                ENTIRE AGREEMENT

        This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) relating to the subject matter hereof.

                                   ARTICLE 11
                                  CHOICE OF LAW

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon, without regard to its conflict of laws provisions.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    SMALL BUSINESS INVESTMENT
                                    CORPORATION OF AMERICA, INC.



/s/ VERN S. MORRIS                  By:   /s/ JOHN H. BROWN
------------------                        -----------------
Vern S. Morris                            John H. Brown, President








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